Exhibit 23.1







Moffitt & Company, P.C.
------------------------------------------------
Certified Public Accountants                       5040 E. Shea Blvd., Suite 270
                                                   Scottsdale, Arizona  85254
                                                   (480) 951-1416
                                                   Fax (480) 948-3510
                                                   moffittcpas@eschelon.com


                         CONSENT OF INDEPENDENT AUDITORS


June 25, 2003


Reconditioned Systems, Inc.
444 W. Fairmont
Tempe, AZ  85282

Dear Sir or Madam:

We do hereby consent to the use in this Form 10-KSB dated June 25, 2002 of our report dated May 6, 2002 relating to the March 31, 2002 audited financial statements of Reconditioned Systems, Inc.

Sincerely,



/s/ Stanley M. Moffitt

Stanley M. Moffitt, CPA
Moffitt & Company, P.C.